Exhibit 5.1

Opinion of Davis Wright Tremaine LLP

December 22, 2015

Board of Directors

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to Acucela Inc., a corporation formed under the laws of the State of Washington (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act an aggregate of up to 7,752,425 shares of the Company’s common stock, no par value per share (the “Shares”). The Shares are to be offered and sold by certain selling stockholders of the Company.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have not verified any of those assumptions.

Based upon the foregoing and in reliance thereon, it is our opinion that the Shares have been validly issued, and when issued, were fully paid and non-assessable.

This opinion is limited to the laws under the Washington Business Corporation Act as in effect as of the date of this opinion letter, and we disclaim any opinion as to the laws of any other jurisdiction. We do not express any opinion regarding the Securities Act or any federal laws or regulations or any “Blue Sky” securities laws of any state.

We hereby consent to the use of our firm name under the heading “Legal Matters” in the prospectus and in a supplement to the prospectus forming part of the Registration Statement and the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Davis Wright Tremaine LLP